Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

With respect to the Exchange Offers Regarding the

11.50% Senior Notes due 2017 of Guitar Center, Inc.

and

14.09% Senior PIK Notes due 2018 of Guitar Center Holdings, Inc.

THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                   , 2011 (THE “EXPIRATION DATE”), UNLESS EXTENDED BY GUITAR CENTER, INC. or GUITAR CENTER HOLDINGS, INC., AS APPLICABLE.  TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

The Exchange Agent for the Exchange Offers is:

The Bank of New York Mellon Trust Company, N.A.

By Registered Mail or Overnight Carrier:	Facsimile Transmission: (for eligible institutions only)	By Hand Delivery:

Bank of New York Mellon Corporation Corporate - Reorganization Unit 480 Washington Boulevard - 27th Floor Jersey City, NJ 07310	(212) 298-1915	Bank of New York Mellon Corporation Corporate - Reorganization Unit 480 Washington Boulevard - 27th Floor Jersey City, NJ 07310

Attention: Carolle Montreuil	Confirm by Telephone: (212) 815-5920	Attention: Carolle Montreuil

For any questions regarding this Notice of Guaranteed Delivery or for any additional information, you may contact the exchange agent by telephone at (212) 815-5920.

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of this Notice of Guaranteed Delivery via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

Registered holders of Guitar Center, Inc.’s (“Guitar Center”) outstanding 11.50% Senior Notes due 2017 (together with the guarantees thereof, the “Old Senior Notes”), who wish to tender their Old Senior Notes in exchange for a like aggregate principal amount of Guitar Center’s 11.50% Senior Notes due 2017, which have been registered under the Securities Act of 1933, as amended (the “Securities Act”) (together with the guarantees thereof, the “Senior Exchange Notes”), and registered holders of Guitar Center Holdings, Inc.’s (“Holdings”) outstanding 14.09% Senior PIK Notes due 2018 (the “Old PIK Notes” and, together with the Old Senior Notes, the “Old Notes”), for a like aggregate principal amount of 14.09% Senior PIK Notes due 2018, which have been registered under the Securities Act (the “Senior PIK Exchange Notes” and, together with the Senior Exchange Notes, the “Exchange Notes”), must use this Notice of Guaranteed Delivery or one substantially equivalent hereto to tender Old Notes pursuant to the Exchange Offers (as defined below) if: (1) their Old Notes are not immediately available or (2) they cannot deliver their Old Notes (or a confirmation of book-entry transfer of Old Notes into the account of the Exchange Agent at The Depository Trust Company), the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent prior to 5:00 p.m. New York City time, on the Expiration Date or (3) they cannot complete the procedure for book-entry transfer on a timely basis.  This Notice of Guaranteed

Delivery may be delivered by hand or sent by facsimile transmission or mail to the Exchange Agent.  See “Exchange Offers—Procedures for Tendering Old Notes” in the prospectus dated              , 2011 (as it may be amended or supplemented from time to time, the “Prospectus”), which together with the accompanying letter of transmittal (the “Letter of Transmittal”) constitutes the offers to exchange (the “Exchange Offers”) of Guitar Center and Holdings.

Ladies and Gentlemen:

The undersigned hereby tenders the principal amount of Old Notes indicated below pursuant to the guaranteed delivery procedures set forth in the Prospectus and the Letter of Transmittal, upon the terms and subject to the conditions contained in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged.

All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

The undersigned hereby tenders the Old Notes listed below:

Certificate Number(s) (If Known) of Old Notes or if Old Notes will be Delivered by Book-Entry Transfer at the Depositary Trust Company, Insert Account No.	Title of Securities (i.e., Old Senior Notes or Old PIK Notes)	Aggregate Principal Amount Represented by Old Notes	Aggregate Principal Amount of Old Notes Being Tendered*

*  Must be in minimum denominations of $2,000 and integral multiples of $1.00 in excess thereof.

PLEASE COMPLETE AND SIGN

Signature(s) of Registered Holder(s) or Authorized Signatory:	Date:

Address:

Name(s) of Registered Holder(s):	Telephone No. (Including Area Code):

This Notice of Guaranteed Delivery must be signed by the registered holder(s) exactly as their name(s) appear(s) on certificate(s) for notes or on a security position listing as the owner of notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

Please print name(s) and address(es):

Name(s):

Capacity (full title):

Address(es):

DO NOT SEND NOTES WITH THIS FORM. NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL OR PROPERLY TRANSMITTED AGENT’S MESSAGE.

THE GUARANTEE BELOW MUST BE COMPLETED

GUARANTEE
(Not To Be Used for Signature Guarantee)

The undersigned, an “eligible guarantor institution” within the meaning of Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended, hereby guarantees that the notes to be tendered hereby are in proper form for transfer (pursuant to the procedures set forth in the prospectus under “Exchange Offer—Procedures for Tendering Old Notes—Guaranteed Delivery Procedures”), and that the exchange agent will receive (a) such notes, or a book-entry confirmation of the transfer of such notes into the exchange agent’s account at The Depository Trust Company, and (b) a properly completed and duly executed letter of transmittal (or facsimile thereof) with any required signature guarantees and any other documents required by the letter of transmittal, or a properly transmitted agent’s message, within three New York Stock Exchange, Inc. trading days after the date of execution hereof.

The eligible guarantor institution that completes this form must communicate the guarantee to the exchange agent and must deliver the letter of transmittal, or a properly transmitted agent’s message, and notes, or a book-entry confirmation in the case of a book-entry transfer, to the exchange agent within the time period described above.  Failure to do so could result in a financial loss to such eligible guarantor institution.

Name of Firm:

Authorized Signature:

Title:

Address:
(Zip Code)

Telephone Number (Including Area Code):

Dated: